O'CONNOR CAVANAGH

                               The Law Offices of
             O'Connor, Cavanagh, Anderson, Killingsworth & Beshears
                           A Professional Association









 Peter Guild                                                    E-Mail:
602-263-2642              April 20, 1999                   Pguild@ArizLaw.com
                                                         www.oconnorcavanagh.com

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

         Re: FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                             Sincerely,

                                             /s/ Peter Guild

                                             Peter Guild
                                             For the Firm




One East Camelback Road, Suite 1100  o  Phoenix, Arizona 85012
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